                                    EXHIBIT 2

          BRANCH PURCHASE AND ASSUMPTION AGREEMENT DATED JUNE 24, 2002

                    ========================================




                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                     between
                               FIRST SOUTHERN BANK

                                       and

                                BANK INDEPENDENT


                       2727 MALL DRIVE, FLORENCE, ALABAMA

                                       AND

                      102 BANK STREET, ROGERSVILLE, ALABAMA


                                  June 24, 2002




                    =========================================




                                           TABLE OF CONTENTS
                                           -----------------                             Page
                                                                                         ----
ARTICLE ONE     -      PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF
   LIABILITIES.............................................................................1
    Section 1.01.      Purchase of Assets..................................................1
         (a)           Books and Records...................................................1
         (b)           Real Property.......................................................1
         (c)           Personal Property...................................................1
         (d)           Loans...............................................................2
         (e)           Assumed Contracts...................................................2
         (f)           Cash on Hand........................................................2
    Section 1.02.      Assumption of Liabilities...........................................2
         (a)           Deposit Liabilities.................................................2
         (b)           Assumed Contracts...................................................3
         (c)           Liabilities Not Assumed by Buyer....................................3
    Section 1.03.      Names and Marks.....................................................3

ARTICLE TWO     -      CLOSING, CALCULATION OF PURCHASE PRICE AND CLOSING
   DELIVERIES..............................................................................3
    Section 2.01.      The Closing.........................................................3
    Section 2.02.      The Closing Date....................................................3
    Section 2.03.      Retirement Accounts.................................................4
    Section 2.04.      Calculation and Payment of Purchase Price...........................4
    Section 2.05.      Allocation of Purchase Price........................................6
    Section 2.06.      Prorations..........................................................6
    Section 2.07.      Closing Deliveries..................................................7

ARTICLE THREE  -       REPRESENTATIONS AND WARRANTIES OF SELLER............................9
    Section 3.01.      Organization........................................................9
    Section 3.02.      Authorization.......................................................9
    Section 3.03.      Non-Contravention...................................................9
    Section 3.04.      Compliance with Law.................................................9
    Section 3.05.      Regulatory Enforcement Actions......................................9
    Section 3.06.      Litigation.........................................................10
    Section 3.07.      Title to Real Property and Other Assets............................10
    Section 3.08.      Environmental Matters..............................................10
    Section 3.09.      Brokerage..........................................................11
    Section 3.10.      Loans and Deposits.................................................11
    Section 3.11.      Employee Information...............................................11
    Section 3.12.      RA Documentation...................................................11
    Section 3.13.      Statements True and Correct........................................11


                                               i




ARTICLE FOUR    -      REPRESENTATIONS AND WARRANTIES OF BUYER............................11
    Section 4.01.      Organization.......................................................11
    Section 4.02.      Authorization......................................................12
    Section 4.03.      Non-Contravention..................................................12
    Section 4.04.      Consents to Transaction............................................12
    Section 4.05.      Litigation.........................................................12
    Section 4.06.      Brokerage..........................................................12
    Section 4.07.      Statements True and Correct........................................12

ARTICLE FIVE   -       AGREEMENTS OF THE SELLER...........................................13
    Section 5.01.      Business in Ordinary Course........................................13
    Section 5.02.      Breaches...........................................................14
    Section 5.03.      Consents to Assumed Contracts......................................14
    Section 5.04.      Title Commitment...................................................14
    Section 5.05.      Consummation of Agreement..........................................14
    Section 5.06.      Access to Information..............................................15
    Section 5.07.      Inspection of Real Property........................................15

ARTICLE SIX     -      AGREEMENTS OF THE BUYER............................................15
    Section 6.01.      Regulatory Approvals...............................................15
    Section 6.02.      Breaches...........................................................16
    Section 6.03.      Consummation of Agreement..........................................16
    Section 6.04.      Access to Information..............................................16

ARTICLE SEVEN   -      CONDITIONS PRECEDENT TO THE BRANCH PURCHASE
   AND ASSUMPTION.........................................................................16
    Section 7.01.      Conditions to Seller's Obligations.................................16
    Section 7.02.      Conditions to Buyer's Obligations..................................16

ARTICLE EIGHT   -      TERMINATION OR ABANDONMENT.........................................18
    Section 8.01.      Mutual Agreement...................................................18
    Section 8.02.      Breach of Representations or Agreements............................18
    Section 8.03.      Failure of Conditions..............................................18
    Section 8.04.      Approval Denial....................................................18
    Section 8.05.      Automatic Termination..............................................19

ARTICLE NINE    -      TRANSITIONAL AND POST-CLOSING MATTERS..............................19
    Section 9.01.      Notification to Branch Office Customers............................19
    Section 9.02.      Payment of Instruments.............................................20
    Section 9.03.      Statements.........................................................20
    Section 9.04.      Limited Correspondent..............................................20
    Section 9.05.      Uncollected Items..................................................20
    Section 9.06.      Loans and Deposits.................................................20

                                               ii




    Section 9.07.      ACH................................................................20
    Section 9.08.      Noncompetition/Nonsolicitation.....................................21
    Section 9.09.      Access to Records..................................................21
    Section 9.10.      Information Reporting..............................................21
    Section 9.11.      Transition.........................................................21

ARTICLE TEN     -      INDEMNIFICATION....................................................22
    Section 10.01.     Indemnification of Buyer...........................................22
    Section 10.02.     Indemnification of Seller..........................................22
    Section 10.03.     Procedure and Limitations..........................................22

ARTICLE ELEVEN  -      GENERAL............................................................23
    Section 11.01.     Confidential Information...........................................23
    Section 11.02.     Publicity..........................................................23
    Section 11.03.     Return of Documents................................................23
    Section 11.04.     Notices............................................................24
    Section 11.05.     Expenses...........................................................25
    Section 11.06.     Liabilities........................................................25
    Section 11.07.     Nonsurvival of Representations, Warranties and Agreements..........25
    Section 11.08.     Entire Agreement...................................................25
    Section 11.09.     Headings and Captions..............................................25
    Section 11.10.     Waiver, Amendment or Modification..................................25
    Section 11.11.     Rules of Construction..............................................25
    Section 11.12.     Counterparts.......................................................26
    Section 11.13.     Successors and Assigns.............................................26
    Section 11.14.     Governing Law; Assignment..........................................26
    Section 11.15.     Permitted Exceptions...............................................26
    Section 11.16.     Time of Essence....................................................26

Schedule A - Legal Description of Real Property
Schedule B - Description of Personal Property
Schedule C - Loans
Schedule D - Deposit Liabilities
Schedule E - Assumed Contracts

Exhibit 1 - Form of Assignment and Assumption of Deposit Liabilities Agreement
Exhibit 2 - Form of Assignment and Assumption of Contracts Agreement
Exhibit 3 - Form of Bill of Sale
Exhibit 4 - Form of Assignment, Transfer and Appointment of Successor Trustee
            for IRA Accounts
Exhibit 5 - Form of Limited Power of Attorney

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT
                    ----------------------------------------

         This BRANCH PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is made and executed as of the 24th day of June, 2002, by and between First Southern Bank, an Alabama banking corporation with its main office located in Florence, Alabama ("Seller"), and Bank Independent, an Alabama banking corporation with its main office located in Sheffield, Alabama ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Seller owns and operates the branch banking offices located at 2727 Mall Drive, Florence, Alabama (the "Mall Branch"), and 102 Bank Street, Rogersville, Alabama (the "Rogersville Branch") (collectively, the "Branch Offices" and individually, a "Branch Office"); and


         WHEREAS, Seller desires to sell and Buyer desires to acquire the Branch Offices, and, in that regard, Seller desires to sell and the Buyer desires to purchase and acquire certain assets related thereto maintained at the Branch Offices; and

         WHEREAS, Seller desires to transfer and the Buyer desires to assume certain deposit accounts maintained at or for the Branch Offices and certain other liabilities pertaining to the operations thereof.

         NOW, THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

                                   ARTICLE ONE
                                   -----------

            PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES
            ---------------------------------------------------------

         Section  1.01.  Purchase  of Assets.  Upon the terms and subject to the
         -------------   -------------------
conditions and representations set forth herein, Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase and accept from Seller, all right, title and interest of Seller in and to the following assets (collectively, the "Assets") as of the close of business on the Closing Date (as defined in Section 2.02 below):

                  (a) Books and Records.  All books,  records and files directly
                      -----------------
relating to the Assets and the Assumed Liabilities (as defined in Section 1.02 below) being transferred to Buyer hereunder (collectively, the "Records").

                  (b) Real Property. All of Seller's interest in the real estate
                      -------------
located at 2727 Mall Drive, Florence, Alabama, and 102 Bank Street, Rogersville, Alabama, at which locations the Branch Offices are operated, more particularly described in SCHEDULE A to this Agreement, including the buildings and other improvements thereto (collectively, the "Real Property").

                  (c) Personal Property. The  fixtures and  improvements located
                      -----------------
at the Branch Offices as of the close of business on the Closing Date, together with sign structures, and the ATM located in the Foodland grocery store in Rogersville, Alabama (collectively, the "Personal Property").

                  (d) Loans. Such  loans of  Seller  attributed to either of the
                      -----
Branch Offices as may be specifically accepted by the Buyer. A list of the loans attributed to the Branch Offices as of May 31, 2002 is attached hereto as
SCHEDULE C. SCHEDULE C shall be updated as of the Closing Date to reflect the final loans to be purchased under this Agreement. The total loans to be purchased by Buyer under this Agreement shall have an aggregate principal balance as of the Closing Date of at least $9,000,000, but not more than $10,000,000, the final amount to be at Buyer's discretion. The loans to be purchased shall be selected from (i) the Rogersville Branch Office's commercial/installment loan portfolio; (ii) Seller's fixed rate mortgage portfolio; and (iii) to the extent that the loans selected in the preceding subparagraphs (i) and (ii) are less than $9,000,000, additional loans shall be selected from the Seller's commercial/installment loan portfolio at its main office. The loans to be purchased hereunder, other than those from the Seller's fixed rate mortgage portfolio and the Rogersville Branch Office's commercial/installment loan portfolio, will have a weighted average annual yield of not more than 7.5%, unless the Seller otherwise agrees to a higher weighted average annual yield. The loans to be purchased under this subparagraph 1.01(d) shall be referred to herein as the "Loans". In order to purchase Loans pursuant to this Section, Buyer shall, within thirty (30) days of the date hereof, provide written notice to Seller of Buyer's desire to purchase Loans. The written notice shall provide for the specific Loans that Buyer desires to purchase. The Loans to be purchased by Buyer shall be as mutually agreed by Seller and Buyer, subject to the terms of this Section 1.01(d). Any such Loans that Buyer does not agree to purchase shall remain as an asset of Seller. Notwithstanding the foregoing, it is agreed by Seller and Buyer that "Loans":
(i) shall not include any Loan that is repaid in full as to principal and interest prior to the Closing Date; (ii) shall not include any Loan that is classified as "loss", "doubtful" or "substandard" as of the Closing Date; and
(iii) shall include all deposit-related overdrafts, including overdrafts pursuant to an overdraft protection plan, if any.

                  (e) Assumed  Contracts.  Seller's  rights  under,  or  created
                      ------------------
 by, the Assumed Contracts (as defined in Section 1.02(b) below).

                  (f) Cash  on  Hand. All  teller  working  cash, petty cash and
                      --------------
vault cash at the Branch Office as of the close of business on the Closing Date (the "Cash on Hand").

        Section 1.02. Assumption of Liabilities. Upon  the terms  and subject to
        ------------  -------------------------
the conditions set forth herein, Seller shall transfer and assign to Buyer, and Buyer shall assume from Seller and agree to pay, perform and discharge, by documentation reasonably satisfactory as to form and substance to Seller and Buyer, as of the close of business on the Closing Date, the following liabilities, and none other (collectively, the "Assumed Liabilities"):

                  (a) Deposit Liabilities. All deposit liabilities maintained at
                      -------------------
the Branch Offices, in accordance with the terms of the agreements pertaining to such deposits, as shown on the books and records of Seller as of the close of business on the Closing Date, including accrued but unpaid interest thereon through the Closing Date, except as provided in Section 2.03(b) hereof (the "Deposits" or "Deposit Liabilities"), which such Deposit Liabilities as they existed on May 31, 2002, are identified on SCHEDULE D hereto. As used herein, the term "deposit liabilities" shall include all of the deposit products offered by Seller from the Branch Offices, including, without limitation, passbook accounts, statement accounts, checking accounts, money market accounts, and certificates of deposit.

                  (b) Assumed  Contracts. The  obligations  and  liabilities  of
                      ------------------
Seller arising from and after the Closing Date under any and all contracts and leases relating to the operation or maintenance of the Branch Offices that are assignable by Seller to Buyer, which contracts and leases as of the date hereof are identified on SCHEDULE E hereto (collectively, the "Assumed Contracts").

                  (c) Liabilities   Not  Assumed  by  Buyer.  Other  than  those
                      -------------------------------------
liabilities specifically assumed in Sections 1.02(a), 1.02(b) and 2.03 hereof, Buyer shall not assume any liabilities of Seller, whether known or unknown, disclosed or undisclosed, contingent or otherwise, which have arisen or may arise or be established in connection with the conduct of business at the Branch Offices prior to the Closing Date (the "Excluded Liabilities").

         Section 1.03.  Names  and  Marks. Seller  is  not  selling,  assigning,
         ------------   -----------------
conveying, transferring or delivering, nor shall Buyer acquire, any rights or interest in or to: (a) the name "First Southern Bank" or any derivation thereof, or (b) any logos, service marks or trademarks, advertising materials or slogans or any similar items used by Seller in connection with its business, whether or not such is or was copyrighted or registered. Immediately following the Closing on the Closing Date, Seller shall remove from the Branch Offices all signs, logos and other insignia identifying or identified with Seller. No signs, logos or insignia identifying or identified with Buyer may be displayed to the public until after the Closing, however, Buyer and Seller shall cooperate to allow Buyer to start installation of signs at the premises within three days prior to the Closing Date. On and after the Closing Date, Buyer shall not use the name or service mark of Seller in any manner in connection with the operation of the Branch Offices, except in accordance with the provisions of Section 9.01 hereof. No activity conducted by Buyer on or after the Closing Date shall state or imply that Seller is in any way involved as a partner, joint venturer or otherwise in the business of Buyer.

                                   ARTICLE TWO
                                   -----------

          CLOSING, CALCULATION OF PURCHASE PRICE AND CLOSING DELIVERIES
          -------------------------------------------------------------

         Section 2.01. The  Closing. The  closing of the purchase and assumption
         ------------  ------------
transaction contemplated by this Agreement (the "Closing") shall take place at the main offices of Seller, or at such other location as the parties may agree, at 10:00 a.m. Central Time on the Closing Date described in Section 2.02 of this Agreement.
                                        3

         Section 2.02. The Closing Date. The  Closing shall take place on a date
         ------------  ----------------
mutually agreed upon, in writing, by the parties, but in any case, on or before the thirty-first (31st) day following the receipt of all approvals from any regulatory authorities having jurisdiction over the transaction contemplated hereby, and the satisfaction of all conditions and the lapse of all applicable waiting periods associated therewith. The Seller and Buyer acknowledge that it is their intent to have the Closing Date set on August 9, 2002, assuming that all conditions precedent to the consummation of the transaction set forth in Article SEVEN hereof, including receipt of all necessary regulatory approvals, are met as of that date. The purchase and assumption transaction contemplated by this Agreement shall become effective at the close of business on the day of the Closing (the "Closing Date").

         Section 2.03. Retirement Accounts. At the Closing, Seller shall resign
         ------------  -------------------
as trustee and custodian with respect to any individual retirement account ("IRA Account") as to which Seller is trustee or custodian and as to which one or more of the assets included therein is a deposit included within the Deposits transferred to Buyer on the Closing Date. At the Closing, Seller shall designate or appoint Buyer as successor trustee or custodian under each such IRA Account.

                  (a) Buyer covenants and agrees that it will, following its designation or appointment as successor trustee or custodian under the IRA Accounts, promptly and faithfully perform, fulfill, and discharge each of the obligations required to be performed by the trustee or custodian with respect to such accounts pursuant to law, or pursuant to the governing documents establishing such IRA Account.

                  (b) If an individual depositor holding an IRA Account refuses to accept the designation or appointment of Buyer as successor trustee or custodian with respect to any such IRA Account, Buyer shall promptly so inform Seller, and none of the deposits contained in such IRA Account shall be treated as Deposit Liabilities hereunder, but shall remain the liability and obligation of Seller.

         Section 2.04. Calculation and Payment of Purchase Price.  The
         ------------  -----------------------------------------
calculation and payment of the Purchase Price (defined herein) shall be made as follows:

                  (a) Seller shall pay to Buyer an amount of cash (the "Purchase Price") equal to:

                       (i) the aggregate amount of principal and accrued interest of the Deposit Liabilities; plus

                       (ii)    the net amount of any prorated items  required by
                               Section  2.06 hereof  owed  by  Seller  to Buyer;
                               minus

                       (iii) the Acquisition Value (defined herein) of the Assets (exclusive of the Cash on Hand); minus

                       (iv)    the amount of Cash on Hand; minus

                       (v)     the net  amount of any prorated items required by
                               Section  2.06 hereof owed  by  Buyer  to  Seller;
                               minus

                       (vi) the "Premium", which shall be equal to 7% of the Deposits at Closing (exclusive of any public funds and certificates of deposit of more than $100,000), provided that such Premium shall not exceed $1,540,000. For purposes of this paragraph 2.04(a)(vi), the calculation of the Premium shall be based on the fifteen (15) business day average of the Deposits ending on the Closing Date.

                  (b) On the Closing Date, Seller shall transfer to Buyer, by wire transfer in immediately available funds to an account designated by Buyer, an amount which Seller estimates to be the amount of the Purchase Price, which estimated amount shall be based on the applicable balances as of the close of business on the second business day prior to the Closing Date (the "Estimated Purchase Price").

                  (c) On the fifteenth (15th) business day after the Closing Date or such earlier date as may be agreed to in writing by the parties (the "Adjustment Payment Date"), an adjustment payment (the "Adjustment Payment") shall be made either by Seller to Buyer or by Buyer to Seller, as appropriate, so as to correct any discrepancy between the amount of the Estimated Purchase Price paid under the preceding paragraph and the Purchase Price calculated in accordance with this Section 2.04. Seller shall provide, at Buyer's request, a closing statement which reflects the calculation of the Adjustment Payment relative to the Estimated Purchase Price. The Adjustment Payment due to either party pursuant to this paragraph shall be paid to such party on the Adjustment Payment Date by the other party by wire transfer in immediately available funds to an account designated by the payee party.

                  (d) For purposes of this Agreement, the "Acquisition Value" of the Assets shall be the sum of the following:

                       (i) the aggregate outstanding principal and earned but unpaid interest on the purchased Loans as of the close of business on the Closing Date; plus

                       (ii) $325,000 for all of the Real Property and Personal Property (including the ATM located at the Foodland grocery store in Rogersville, Alabama) associated with the Rogersville Branch Office;

                      (iii) the appraised value of the Real Property associated with the Mall Branch Office, which appraised value shall be determined by an MAI certified real estate appraiser that performs the majority of its work in

                               Colbert and/or Lauderdale County, Alabama, such appraiser to be selected by Seller by written notice to the Buyer within five (5) days of the date of this Agreement provided, that if Buyer chooses to obtain another MAI certified appraisal of the Real Property associated with the Mall Branch Office, Buyer shall give notice to Seller of Buyer's desire to obtain a second appraisal within five (5) days after receiving the appraisal prepared by the appraiser selected by Seller. Seller shall provide the appraisal obtained by it to Buyer within fifteen (15) days from the date hereof. If Buyer chooses to obtain a second appraisal, Buyer shall provide the appraisal obtained by it to Seller within thirty
                               (30) days from the date hereof, in which event, the appraised value of the Real Property associated with the Mall Branch Office shall be the average of the appraised values determined by the two appraisers; plus

                      (iv) Twenty Thousand Dollars ($20,000.00) for the Personal Property associated with the Mall Branch Office.

         Section 2.05. Allocation  of  Purchase Price. The  Purchase  Price,  as
         ------------  ------------------------------
adjusted in accordance with Section 2.04(c) above, and the liabilities assumed by Buyer pursuant to Section 1.02 hereof shall be allocated on an allocation schedule to be agreed upon by Buyer and Seller within forty-five (45) days after the Closing Date. The allocation is intended to comply with the allocation method required by Section 1060 of the Internal Revenue Code of 1986, as amended. The parties shall: (i) each report the federal, state and local and other tax consequences of the purchase and assumption contemplated hereby
(including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule; and (ii) take no position in any tax filing, return, proceeding, audit or otherwise which is inconsistent with such allocation.

         Section  2.06.  Prorations.  The   parties  intend  that  Seller  shall
         -------------   ----------
operate for its own account the business conducted at the Branch Offices until the close of business on the Closing Date, and that the Buyer shall operate such business for its own account after the Closing Date. Thus, except as otherwise specifically provided in this Agreement, items of expense directly attributable to the operation of the Branch Offices (which shall not include any general overhead expenses of Seller) shall be prorated as of the close of business on the Closing Date, whether or not such adjustment would normally be made as of such time, including, without limitation, (i) telephone, electric, gas, water, and other utility services (to the extent it is not possible to transfer such services into the name of Buyer as of the Closing Date), (ii) taxes associated with the Real Property and Personal Property, (iii) assessments (including, without limitation, assessments attributable to FDIC deposit insurance, provided that Buyer's portion of the prepaid FDIC deposit insurance assessment shall be based on the assessment rate charged Buyer by the Bank Insurance Fund for the relevant period), (iv) payments due on Assumed Contracts, and (v) similar expenses related to the Assets transferred hereunder. To the extent any such item has been prepaid by Seller for a period extending beyond the Closing Date, there shall be a proportionate adjustment in favor of Seller.

         Section 2.07.   Closing  Deliveries.   At  the  Closing,  Seller  shall
         -------------   -------------------
deliver to Buyer:
                         (i)    a Certificate  or   Certificates  signed  by  an
                                appropriate officer of Seller stating that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 7.02(b) and 7.02(d), insofar as Section 7.02(d) pertains to approvals required to be obtained by Seller, have been satisfied or waived as provided therein;

                         (ii) a certified copy of the resolutions of the Board of Directors of Seller authorizing the execution of this Agreement and the consummation of the purchase and assumption transaction contemplated hereby;

                         (iii) evidence of payment to Buyer, by wire transfer in immediately available funds to an account designated by Buyer, of the Estimated Purchase Price;

                         (iv) an executed Assignment and Assumption of Deposit Liabilities Agreement in substantially the form set forth in EXHIBIT 1 hereto;

                         (v)    an   executed  Assignment   and   Assumption  of
                                Contracts Agreement in substantially the form set forth in EXHIBIT 2 hereto;

                         (vi) an executed Bill of Sale in substantially the form set forth in EXHIBIT 3 hereto;

                         (vii) a special warranty deed or deeds (subject to Permitted Exceptions, as such term is defined in
                                Section 11.15 hereof), conveying the Real Property to the Buyer, together with a commitment or commitments for title insurance with respect to the Real Property;

                         (viii) an executed Assignment, Transfer and Appointment
                                of   Successor   Trustee   for IRA  Accounts  in
                                substantially the form set forth in EXHIBIT 4;

                         (ix)   an   executed  Limited   Power  of  Attorney  in
                                substantially the form set forth in EXHIBIT 5;

                         (x) such other bills of sale, assignments, and other instruments and documents as counsel for Buyer may reasonably require as necessary or desirable for transferring, assigning and conveying to Buyer good, marketable and insurable title to the Assets;

                         (xi) listings of the Deposit Liabilities as of the the Closing Date (the "Deposit Listings") on magnetic tape or utilizing such other method of information transfer as the parties may mutually agree, which Deposit Listings shall include, for each account, the account number, outstanding principal balance, and accrued interest; and

                         (xii) such Records as are capable of being delivered to Buyer, which Records (other than the current promissory notes related to the Loans which shall be originals), may, upon the mutual consent of both Buyer and Seller, be delivered by delivery of imaged, photocopies or other non-original and non-paper media in lieu of original copies.

                  (b)    At the Closing, Buyer shall deliver to Seller:

                         (i) a Certificate or Certificates signed by an appropriate officer of Buyer stating that (A) each of the representations and warranties contained in Article Four is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 7.01(b) and 7.01(d), insofar as
                                Section 7.01(d) pertains to approvals required to be obtained by Buyer, have been satisfied or waived as provided therein;

                         (ii) a certified copy of the resolutions of the Board of Directors of Buyer authorizing the execution of this Agreement and the consummation of the purchase and assumption transaction contemplated hereby;

                         (iii) an executed Assignment and Assumption of Deposit Liabilities Agreement in substantially the form set forth in EXHIBIT 1 hereto;

                         (iv)   an   executed   Assignment   and  Assumption  of
                                Contracts Agreement in substantially the form set forth in EXHIBIT 2 hereto;

                         (v) an executed Assignment, Transfer and Appointment of Successor Trustee for IRA Accounts in substantially the form set forth in EXHIBIT 4 hereto; and

                         (vi) such other documents and instruments as counsel for Seller may reasonably require as necessary or desirable to confirm Buyer's assumption of the Assumed Liabilities as of the close of business on the Closing Date.

                                  ARTICLE THREE
                                  -------------

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         Seller hereby makes the following representations and warranties:

         Section 3.01. Organization.  Seller is  an Alabama banking  corporation
         ------------  ------------
duly organized, validly existing and in good standing under the laws of the State of Alabama, and has the corporate power to carry on its business as the same is being conducted at the Branch Offices and, subject to appropriate regulatory approvals, to effect the transactions contemplated herein.

         Section 3.02. Authorization. All  necessary corporate actions have been
         ------------  -------------
taken to authorize the execution of this Agreement on Seller's behalf by Seller's duly authorized officers and the performance by Seller of its obligations hereunder. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

         Section 3.03. Non-Contravention. The  execution and  delivery  of  this
         ------------  -----------------
Agreement by Seller do not, and, subject to the receipt of all required approvals and consents, including but not limited to regulatory approvals, the consummation of the transaction contemplated by this Agreement will not, constitute a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument to which Seller is a party, or by which it or any of its assets or property is bound, which breach, violation, or default would have a material adverse effect on the business or properties of the Branch Offices after the Closing Date.

         Section 3.04. Compliance with Law. Seller has all licenses, franchises,
         ------------  -------------------
permits and other governmental authorizations that are legally required to enable it to conduct its business at the Branch Offices as presently conducted in all material respects.

         Section 3.05. Regulatory Enforcement Actions. Seller is not subject to,
         ------------  ------------------------------
and has not received any notice or advice that it may be subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or engaged in the insurance of deposits of banks or any other governmental agency having supervisory or regulatory authority with respect to Seller which could have a material adverse effect on the operation of the Branch Offices after the Closing Date.

         Section 3.06. Litigation.  There  is  no  litigation,  claim  or  other
         ------------  ----------
proceeding pending or, to the knowledge of Seller, threatened, against Seller arising out of Seller's operation of the Branch Offices, materially affecting any of the Assets or Assumed Liabilities, or materially affecting the ability of Seller to carry out this Agreement or any of the transactions contemplated hereby.

         Section 3.07. Title to Real  Property and Personal Property.  As to the
         ------------  ---------------------------------------------
Real Property, Seller is the owner of a fee simple interest in the Real Property, and has good and marketable title to the Real Property, free and clear of any liens, mortgages, pledges or other security interests and subject only to Permitted Exceptions and those exceptions specifically accepted or waived in writing by Buyer. Seller has good and marketable title to all other assets comprising the Assets. Except as specifically set forth in this Agreement, the Real Property and Personal Property to be transferred pursuant to this Agreement are sold "AS IS," without any warranty, express or implied, whether of merchantability, fitness for a particular use or purpose, or otherwise (except as to title), all of which warranties are hereby disclaimed. No notice of any violation of zoning laws, building, fire, and other regulations, laws, statutes, ordinances and regulations relating to either of the Branch Offices has been received by the Seller that is currently outstanding and uncured.

         Section 3.08. Environmental Matters. There is no legal, administrative,
         ------------  ---------------------
arbitral or other proceeding, claim, action, cause of action or governmental investigation pending or, to the knowledge of Seller, threatened which seeks to impose on Seller or any predecessor of Seller in connection with either of the Branch Offices any liability arising under any Environmental Laws (as hereinafter defined), nor is there to the knowledge of Seller, any basis for any of the foregoing. Seller is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability with respect to the Real Property. To the knowledge of Seller, there are no environmental conditions such as above ground or under ground storage tanks, discharges or emissions or releases of Hazardous Materials (as hereinafter defined), which constitute a violation of any Environmental Laws present at, on, under, or above the Real Property. As used herein the term Environmental Laws means any laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials. As used herein, the term Hazardous Materials means any wastes, substances, radiation, or materials (whether solids, liquids, or gases): (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; and (ii) which are defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulations under, any Environmental Laws.

         Section 3.09. Brokerage.  There  are  no  existing claims or agreements
         ------------  ---------
for brokerage commissions, finders' fees, or similar compensation in connection with the purchase and assumption transaction contemplated by this Agreement.

         Section 3.10. Loans and Deposits. Each  of  the  Loans: (i) is a legal,
         ------------  ------------------
valid and binding obligation of the obligor, maker, co-maker, guarantor, endorser or debtor (such persons are sometimes referred to herein as the "Obligors") thereof or thereunder and is evidenced by legal, valid and binding instruments executed by the respective Obligors; and (ii) has not been amended or modified except as set forth in the loan documentation related to such Loans. Seller is not in default under any of the Loans and, to the knowledge of Seller, none of the Obligors are in default under any of the Loans. The information provided to Buyer by Seller and/or its agents on the Deposits and the Loans expected to be assumed and purchased by Buyer hereunder is correct as of the indicated date and, upon appropriate updating and revision, will be true and correct as of the Closing Date. The Deposits to be assumed by Buyer hereunder are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation and no action is pending or threatened against Seller with respect to the termination of such insurance for such Deposits.

         Section 3.11. Employee Information. The  information regarding employee
         ------------  --------------------
compensation and benefits made available by Seller to Buyer is correct in all material respects as of the date thereof and, upon appropriate updating and revision, will be true and correct as of the Closing Date. There are no pending labor disputes involving the Seller and any current or former employee of the Branch Offices nor, to the knowledge of Seller, are any such disputes threatened.

         Section 3.12. IRA Documentation. Seller  has  made  available  to Buyer
         ------------  -----------------
true and correct copies of all documentation regarding any IRA or other retirement plan Deposits to be assumed by Buyer pursuant to this Agreement, and Seller will provide Buyer at the Closing Date with proper documentation for the transfer to Buyer of such IRA and other retirement plan Deposits.

         Section 3.13. Statements   True   and  Correct.  No  representation  or
         ------------  --------------------------------
warranty by Seller contained in this Agreement (including, without limitation, the Schedules hereto) contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.
                                  ARTICLE FOUR
                                  ------------

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer hereby makes the following representations and warranties:

         Section 4.01. Organization.  Buyer is a state banking  corporation duly
         ------------  ------------
organized, validly existing and in good standing under the laws of the State of Alabama, and has the corporate power to carry on its business as the same is being conducted and to assume the liabilities being transferred and to effect the transactions contemplated herein.

         Section 4.02. Authorization. All necessary corporate  actions have been
         ------------  -------------
taken to authorize the execution of this Agreement on Buyer's behalf by Buyer's duly authorized officers and the performance by Buyer of its obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

         Section 4.03. Non-Contravention. The  execution and  delivery  of  this
         ------------  -----------------
Agreement by Buyer do not, and, subject to the receipt of all required approvals and consents, including but not limited to regulatory approvals, the consummation of the transaction contemplated by this Agreement will not, constitute a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument to which Buyer is a party, or by which it or any of its assets or property is bound, which breach, violation, or default would have a material adverse effect on Buyer.

         Section 4.04. Consents to Transaction. The consummation of the purchase
         ------------  -----------------------
and assumption transaction contemplated by this Agreement does not require Buyer to obtain the prior consent or approval of any person, other than regulatory approval from the appropriate regulatory authorities, and Buyer is not aware of any matters or events that would be the basis for denial of regulatory approval, or would be likely to result in material limitations being imposed on such regulatory approval.

         Section 4.05. Litigation. There  are no  governmental or administrative
         ------------  ----------
proceedings or other proceedings, litigation, judgment or claims pending or threatened against Buyer or any of its affiliates affecting the ability of Buyer to carry out this Agreement, or any of the transactions contemplated hereby.

         Section 4.06. Brokerage. Except for fees due to Austin Associates, LLC,
         ------------  ---------
which will be paid by Buyer, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the purchase and assumption transaction contemplated by this Agreement.

         Section 4.07. Statements  True   and  Correct.  No   representation  or
         ------------  -------------------------------
warranty by Buyer contained in this Agreement contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.

                                  ARTICLE FIVE

                            AGREEMENTS OF THE SELLER

         Section 5.01. Business in Ordinary Course.
         ------------  ---------------------------

                  (a) Except as may be required to obtain regulatory approvals or as otherwise may be required by any regulatory authority, after the date of this Agreement, Seller shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

                       cause or permit either of the Branch Offices to engage or participate in any material transaction or incur or sustain any material obligation except in the ordinary course of business;

                       cause either of the Branch Offices to transfer any Deposit, including without limitation, transfers to Seller's or any affiliates other offices or operations, except (A) pursuant to the unsolicited request of a depositor in the ordinary course of business, or (B) with the consent of Buyer;

                       (A) increase the compensation or benefits payable or to become payable to any employee of either of the Branch Offices or advance the title of any such employee other than regularly scheduled increases or advancements or otherwise in accordance with Seller's customary policies and/or changes implemented throughout Seller's organization, or (B) pay or agree to pay any uncommitted bonus to any employee of either of the Branch Offices other than regular bonuses based on and consistent with historical practice;

                       hire any new employees at or transfer any employees from other offices of Seller to (other than replacement employees and employees hired to fill existing openings) either of the Branch Offices or move any current employee of either of the Branch Offices to another office of Seller or any affiliate;

                       offer to pay or accept and pay on any deposit account at either of the Branch Offices any rate that would deviate materially from Seller's historical pricing practices, and which is higher than that generally offered by Seller on similar deposit products at other offices of Seller;

                       undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with employees employed at, and customers of, the Branch Offices, unless such actions are required or permitted by this Agreement or required by any regulatory authority; or

                  (b) Seller shall not, without the prior written consent of Buyer, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Seller contained in Article Three hereof, if such representations and warranties were given as of the date of such transaction or action.

                  (c) Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller, which would not include any changes in conditions that affect the banking industry generally, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of either of the Branch Offices.

         Section 5.02. Breaches. Seller shall, in the  event it has knowledge of
         ------------  --------
the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Buyer and use its best efforts to prevent or promptly remedy the same.

         Section 5.03. Consents to Assumed Contracts. Seller  shall use its best
         ------------  -----------------------------
efforts to obtain all necessary consents with respect to all interests of Seller in the Assumed Contracts which require the consent of another person for their transfer or assumption pursuant to this Agreement, if any.

         Section 5.04. Title  Commitment. Seller  shall  provide  Buyer  with  a
         ------------  -----------------
commitment for title insurance or a title opinion with respect to the Real Property within thirty (30) days after the execution of this Agreement. Buyer shall have fifteen (15) days after the receipt of the commitment for title insurance or title opinion to object, in writing, to any exceptions or other matters contained therein. If no objections are made, Buyer shall be deemed to have accepted the status of title. Buyer and Seller agree that Buyer accepts and waives objections to Permitted Exceptions. Buyer and Seller hereby acknowledge their mutual understanding that Seller is under no obligation to cause any exceptions or other matter to which Buyer may have objected to be corrected.

         Section 5.05. Consummation of  Agreement. Seller  shall  use  its  best
         ------------  --------------------------
efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the purchase and assumption transaction contemplated by this Agreement in accordance with the terms and provisions hereof. Seller shall furnish to Buyer in a timely manner all information, data and documents in the possession of Seller requested by Buyer as may be required to obtain any necessary regulatory or other approvals of the purchase and assumption transaction contemplated by this Agreement and shall otherwise cooperate fully with Buyer to carry out the purpose and intent of this Agreement.

         Section 5.06. Access  to   Information.  Seller   shall  permit   Buyer
         ------------  -------------------------
reasonable access, in a manner which will avoid undue disruption or interference with Seller's normal operations, to the Branch Offices and shall disclose and make available to Buyer at the main office of Seller all
                                                        14
books, documents, papers and records relating to the Branch Offices, its assets, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, material contracts and agreements, loan files, filings with any regulatory authority, litigation files, and any other business activities or prospects in which Buyer may have a reasonable and legitimate interest in furtherance of the purchase and assumption transaction contemplated by this Agreement. Buyer will hold any such information in accordance with the provisions of Section 11.01 hereof.

         Section 5.07. Inspection  of  Real Property. Prior  to  executing  this
         ------------  -----------------------------
Agreement, Buyer has inspected or caused to be inspected the physical condition of the Real Property and is satisfied with its condition. However, Buyer may obtain, at Buyer's expense, a Phase I environmental assessment. Buyer shall promptly give to Seller a copy of any environmental report resulting from the assessment. Further, Buyer shall give Seller written notice within thirty (30) days after the date of this Agreement of any environmental condition(s) that Buyer reasonably deems unacceptable. Seller may either elect to cure such condition(s) to the reasonable satisfaction of Buyer or notify Buyer in writing within fifteen (15) days after receipt of Buyer's timely notice of Seller's election not to cure the same. If Seller elects not to cure, Buyer may elect to terminate this Agreement by providing written notice of termination to Seller within three (3) days of the receipt of Seller's notice. Buyer's failure to deliver any notice required hereby on a timely basis shall constitute a waiver of any objections Buyer may have had with respect to the condition of the Real Property.

                                   ARTICLE SIX
                                   -----------

                             AGREEMENTS OF THE BUYER
                             -----------------------

         Section 6.01. Regulatory  Approvals. Buyer  shall file,  within fifteen
         ------------  ---------------------
(15) business days after the date of this Agreement, all regulatory applications required in order to consummate the purchase and assumption transaction contemplated by this Agreement, including but not limited to the necessary applications for the prior approval of the Alabama Banking Department and the Board of Governors of the Federal Reserve System. Buyer shall provide to Seller a copy of such applications and correspondence pertaining thereto contemporaneously with the filing and within five (5) days of receipt of same. Seller will hold any such information that is nonpublic in confidence in accordance with the provisions of Section 11.01 hereof. Buyer shall timely file all documents required to obtain all necessary permits and approvals required to carry out the purchase and assumption transaction contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

         Section 6.02. Breaches. Buyer shall, in the event  it has knowledge  of
         ------------  --------
the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Seller and use its best efforts to prevent or promptly remedy the same.

         Section 6.03. Consummation  of  Agreement. Buyer  shall  use  its  best
         ------------  ---------------------------
efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the purchase and assumption transaction contemplated by this Agreement in accordance with the terms and conditions hereof.

         Section 6.04. Access  to Information. Buyer  shall  disclose  and  make
         ------------  ----------------------
available to Seller such information of Buyer in which Seller may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Seller will hold any such information that is nonpublic in confidence in accordance with the provisions of Section 11.01 hereof.
                                  ARTICLE SEVEN
                                  -------------

           CONDITIONS PRECEDENT TO THE BRANCH PURCHASE AND ASSUMPTION
           ----------------------------------------------------------

         Section 7.01. Conditions  to Seller's Obligations. Seller's obligations
         ------------  -----------------------------------
to effect the purchase and assumption transaction contemplated by this Agreement shall be subject to the satisfaction (or waiver by Seller) prior to or on the Closing Date of the following conditions:

                  (a) The representations and warranties made by Buyer in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

                  (b) Buyer shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

                  (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transaction contemplated by this Agreement shall be in effect nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transaction contemplated by this Agreement which makes the consummation of such transaction illegal;

                  (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the purchase and assumption transaction contemplated by this Agreement shall have been obtained in a manner and form reasonably satisfactory to Seller, and all waiting periods required by law shall have expired;

                  (e) Seller shall have received all documents required to be received from Buyer on or prior to the Closing Date, all in form and substance reasonably satisfactory to Seller; and

                  (f) Buyer shall have accepted status of title as reflected in the commitment for title insurance or title opinion (as such commitment or opinion may have been modified) delivered by Seller pursuant to Section 5.04 hereof and shall not have elected to terminate this Agreement pursuant to
Section 5.07 hereof.

         Section 7.02. Conditions to Buyer's Obligations. Buyer's obligations to
         ------------  ---------------------------------
effect the purchase and assumption transaction contemplated by this Agreement shall be subject to the satisfaction (or waiver by Buyer) prior to or on the Closing Date of the following conditions:

                  (a) The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

                  (b) Seller shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

                  (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transaction contemplated by this Agreement shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transaction contemplated by this Agreement which makes the consummation of such transaction illegal;

                  (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the purchase and assumption transaction contemplated by this Agreement shall have been obtained in a manner and form reasonably satisfactory to Buyer, and all waiting periods required by law shall have expired;

                  (e) Buyer shall have received all documents required to be received from Seller on or prior to the Closing Date, all in form and substance reasonably satisfactory to Buyer;

                  (f) Buyer shall have accepted status of title as reflected in the commitment for title insurance or title opinion (as such commitment or opinion may have been modified) delivered by Seller pursuant to Section 5.04 hereof and shall not have elected to terminate this Agreement pursuant to
Section 5.07 hereof; and

                  (g) Buyer and Seller shall have mutually agreed upon the Loans to be purchased by Buyer in accordance with Section 1.01(d) hereof, such Loans having an aggregate principal balance of at least $9,000,000 as of the Closing Date.

                                  ARTICLE EIGHT
                                  -------------

                           TERMINATION OR ABANDONMENT
                           --------------------------

         Section 8.01. Mutual Agreement.  This Agreement may  be  terminated  by
          ------------  ----------------
the mutual written agreement of the parties at any time prior to the Closing
Date.

         Section 8.02. Breach of Representations  or  Agreements.  In  the event
         ------------  -----------------------------------------
that there is a material breach in any of the representations and warranties or agreements of Seller or Buyer, which breach is not cured within 30 days after written notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

         Section 8.03. Failure  of  Conditions.  In  the  event  that any of the
         ------------  -----------------------
conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section
8.02 hereof has lapsed, then such party may terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

         Section 8.04. Approval  Denial. If  any  regulatory  application  filed
         ------------  ----------------
pursuant to Section 6.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information from, or undertakings by, the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant diligently provides the requested information or agrees to the requested undertaking. If any regulatory agency requests that an application be withdrawn and the applicant, in consultation with the other party to this Agreement, is unable to resolve the concern or objections of such agency, the applicant shall be deemed to have failed to obtain regulatory approval. In the event an application is denied but is subject to an appeal, petition for review, or similar such act on the part of the applicant (hereinafter referred to as the "appeal") then the application will be deemed denied unless the applicant and the other party to this Agreement agree in writing to appeal the denial and the applicant prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval, provided, however, that Seller shall have the right, at its election, to terminate this Agreement if such appeal remains unresolved for a period exceeding 90 days.

         Section 8.05. Automatic Termination. If the Closing Date does not occur
         ------------  ---------------------
on or prior to a date within 90 days after the date of the Agreement, then this Agreement shall thereupon be terminated; provided, such 90-day period may be extended by the mutual agreement of Seller and Buyer.

                                  ARTICLE NINE
                                  ------------

                      TRANSITIONAL AND POST-CLOSING MATTERS
                      -------------------------------------

         Section 9.01. Notification to Branch Office Customers.  Buyer shall:
         ------------  ---------------------------------------

                  (a) jointly with Seller, within 14 days after the execution and delivery of this Agreement, prepare and mail to each depositor whose Deposit is to be assumed by Buyer, and each loan customer whose Loan is to be purchased under this Agreement, a letter, in form and substance mutually satisfactory to the parties, informing such depositor and loan customer of the nature of such transaction and the availability of services to be provided by the Buyer at the Branch Offices and other branches of Buyer on and after the Closing Date;

                  (b) at its own cost and expense, cause to be printed deposit tickets, checks, withdrawal orders and all other requisite banking transactional forms for each account which constitutes a Deposit and mail such deposit tickets, checks, withdrawal orders and other forms to each customer having such an account so as to be received by such customer on or about the Closing Date, each such document to be encoded with Buyer's identification numbers and to be accompanied by Buyer's letter advising that, from and after the Closing Date, such newly issued deposit tickets, checks, withdrawal orders and other forms are to be used instead of the corresponding existing documents of Seller with respect to the customer's Deposit account currently maintained at the Branch Offices, and that any such existing documents of Seller are to be destroyed; and

                  (c) take any other actions required by law or regulation or by any court or regulatory authority to notify customers or depositors of the Branch Office or residents of the communities in which the Branch Office is located of the transfers and assumptions occurring pursuant to this Agreement. The out-of-pocket cost of the mailings required by subsections (a) and (b) of this section shall be borne by Buyer. At Buyer's discretion and cost, Buyer may at any time after the execution and delivery of this Agreement, provide any notices to customers of the Branches that are required by Federal Reserve
Regulation DD or E to permit Buyer to implement changes in terms after the Closing Date.

         Section 9.02. Payment of  Instruments.  Following  the  Closing,  Buyer
         ------------  -----------------------
agrees to pay in accordance with law all checks, drafts, and withdrawal orders which are properly drawn by depositors with respect to the Deposits assumed by Buyer, which are duly endorsed (or for which necessary endorsements are deemed supplied by applicable law) and otherwise properly payable, in light of credit balances and overdraft privileges, if any, applicable to such depositors, and presented to Buyer by mail, over its counters, or through the check-clearing system of the banking industry, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose Deposits are assumed by Buyer.

         Section 9.03.  Statements.  Seller  shall   issue   statements  to  its
         ------------   ----------
customers, which include all transactions with respect to the Deposits through the close of business on the Closing Date, and Buyer shall issue statements for all transactions with respect to the Deposits thereafter.

         Section 9.04. Limited   Correspondent. Seller  shall   act  as  Buyer's
         ------------  -----------------------
limited correspondent for the processing of checks, drafts and withdrawal orders drawn before or after the Closing on the draft, check or withdrawal order forms provided by Seller on Deposits assumed by Buyer hereunder, and Buyer will honor and pay all such checks, drafts and withdrawal orders if duly endorsed and to the extent that the credit balances or overdraft privileges of the drawers or makers permit; provided, that Seller shall present all such checks, drafts and withdrawal orders to the Buyer's designated courier as soon as possible and no later than two (2) business days after such checks, drafts or withdrawals are received by Seller.

         Section 9.05. Uncollected Items. Buyer  shall  pay to Seller, not later
         ------------  -----------------
than two (2) business days after demand, the amount of all uncollected items included in the Deposits on the Closing Date which are returned to Seller after the Closing Date as uncollected; provided, that Seller shall, upon Buyer's making such payment, deliver each such item to Buyer and shall assign to Buyer any and all rights which Seller may have or obtain in connection with such returned items.

         Section 9.06. Loans  and  Deposits. For  a  period  of 90 calendar days
         ------------  --------------------
after the Closing Date, Seller will forward to Buyer as soon as reasonably possible, but in no event more than ten (10) days after receipt, any loan payments received by Seller made with respect to Loans purchased by Buyer. Buyer shall reimburse Seller upon demand for checks returned on payments forwarded by Seller to Buyer. If the balance due on any Loan purchased pursuant to Section 1.01(d) has been reduced by Seller as a result of a payment by check received prior to the Closing Date, which item is returned after the Closing Date, the Acquisition Value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller promptly upon demand.

         Section 9.07. ACH. As  soon  as practicable following the Closing Date,
         ------------  ---
Seller will notify all Automated Clearing House ("ACH") originators effecting debits or credits to the accounts of the Deposit Liabilities of the purchase and assumption transactions contemplated by this Agreement. For a period of 90 days beginning on the Closing Date, Seller will honor all ACH items related to accounts of Deposit Liabilities which are mistakenly routed or presented to Seller. Seller will make no charge to Buyer for honoring such items, and will use its best efforts to transmit to Buyer via facsimile, by 10:00 a.m. or as soon as practicable thereafter, each day's ACH data that is to be posted that day. Items mistakenly routed or presented after the 90-day period may be returned to the presenting party. Seller and Buyer shall make arrangements to provide for the daily settlement with immediately available funds by Buyer of any ACH items honored by Seller.

         Section 9.08.  Noncompetition/Nonsolicitation. Seller agrees that for a
         ------------   ------------------------------
period of three (3) years after the Closing Date, neither Seller, nor its affiliates, subsidiaries, successors or assigns will, without Buyer's consent, open a banking, loan production or other office for the purpose of offering banking or related services to the public within ten (10) miles of the Rogersville Branch Office or within one (1) mile of the Mall Branch Office. Seller further agrees that for a period of two (2) years after the execution of the Agreement, neither Seller nor its affiliates, subsidiaries, successors or assigns will (i) solicit customers whose Deposits or Loans are assumed or acquired by Buyer hereunder to provide banking services to such customers, it being expressly understood by Buyer that such agreement by Seller shall not be construed to prohibit (A) solicitations of customers who remain customers of Seller following the Closing by reason of another deposit, loan, trust, credit card, debit card, or other relationship maintained by the customer at another office of Seller, (B) any general mass mailing or other similar communication made by Seller which does not specifically target customers of the Branch Offices, nor (C) newspaper, television, radio or similar advertisements of a general nature; or (ii) seek to employ any employee with Seller at either of the Branch Offices who becomes an employee of Buyer upon consummation of the transactions contemplated by the Agreement for so long as such individual remains an employee of Buyer.

         Section 9.09. Access to Records. Seller  and Buyer  mutually  agree  to
         ------------  -----------------
maintain all records and other documents relating to the Assets and Assumed Liabilities for such periods as provided in Seller and Buyer's respective record retention policies and required by applicable law, and to examine, inspect, copy and reproduce such records and other documents relating to such Assets and Assumed Liabilities as may be reasonably requested by the other party. Any charges for such examination and photocopying shall be at a rate not greater than the examining party's customary rates for similar requests by its customers.

         Section 9.10. Information Reporting.  With  respect  to  the  Loans and
         ------------  ---------------------
Deposits purchased and assumed by Buyer pursuant to this Agreement, Buyer shall be responsible for reporting to the customer and to the Internal Revenue Service (and any state or local taxing authority as required) all interest paid or earned after the Closing Date and Seller shall be responsible for reporting all such information on or prior to the Closing Date.

         Section 9.11. Transition. From  and after  the  date of this Agreement,
         ------------  ----------
Seller and Buyer agree to fully cooperate with and assist one another in connection with the transition and conversion of all customer accounts, files (including data processing files) and other information which are being purchased and assumed by Buyer pursuant to the terms hereof. Additionally, each of the Buyer and Seller agree to provide each other, upon reasonable prior notice, with such information and data as is necessary to allow the Seller and Buyer to comply with all tax, regulatory reporting, audit or other compliance obligations relating to the customers, employees and operations of the Branch Offices, and each of Seller and Buyer agree to timely take any and all action as required by law to comply with such tax, regulatory and/or reporting obligations.

                                   ARTICLE TEN
                                   -----------

                                 INDEMNIFICATION
                                 ---------------

         Section 10.01. Indemnification  of  Buyer. Seller shall indemnify, hold
         -------------  --------------------------
harmless   and  defend   Buyer  (and  each  of  Buyer's   directors,   officers,
subsidiaries, successors and assigns, and affiliates) (collectively, the "Buyer's Indemnified Parties") from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Buyer's Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by the Seller in this Agreement which survives the Closing Date as specified in Section 11.07 hereof; or (ii) arising out of or resulting from or based upon any Excluded Liabilities, as defined in
Section 1.02(c) hereof.

         Section 10.02. Indemnification  of  Seller. Buyer shall indemnify, hold
         -------------  ---------------------------
harmless and defend Seller (and Seller's directors, officers, subsidiaries, successors and assigns, and affiliates) (collectively the "Seller's Indemnified Parties") from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Seller's Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by the Buyer in this Agreement which survives the Closing Date as specified in Section 11.07 hereof; (ii) by reason of any failure of the Buyer to pay, honor, perform or otherwise discharge the liabilities assumed pursuant to Sections 1.02(a), 1.02(b) and 2.03 hereof on or after the Closing Date; or (iii) arising out of or resulting from the Buyer's operation of the Branch Offices on or after the Closing Date.

         Section 10.03. Procedure and Limitations. No  indemnification  will  be
         -------------  -------------------------
provided under Sections 10.01 or 10.02 (i) for any claim for indemnification which is made more than three (3) years following the Closing Date; and (ii) unless the amount of any claim or aggregate claims exceeds $10,000. Any indemnified party shall give the indemnitor prompt notice of any claim hereunder; provided, the failure to give such notice shall not affect the right to indemnification hereunder unless the indemnitor was materially prejudiced by such failure. The indemnitor shall have the right to defend at its own expense any claim for which the indemnitor is liable hereunder, but no settlement or compromise of such claim may be effected which materially affects the indemnified party without its consent thereto, which shall not be unreasonably withheld. The indemnified party shall cooperate with the indemnitor in the defense of any such claims and may participate therein with its own counsel at its own expense.

                                 ARTICLE ELEVEN
                                 --------------

                                     GENERAL
                                     -------

         Section 11.01. Confidential  Information. The  parties  acknowledge the
         -------------  -------------------------
confidential and proprietary nature of the "Information" (as herein described) that has heretofore been exchanged and that will be received from each other hereunder and agree to hold and keep, and to instruct their respective agents, representatives, shareholders, affiliates, employees and consultants to hold and keep, such Information confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating and/or performing this transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

         Section 11.02. Publicity. Buyer  and  Seller  shall cooperate with each
         -------------  ---------
other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the transaction contemplated herein and shall not issue any news release or make any other public disclosure without the prior written consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which latter event the parties shall consult with each other regarding such responsive public disclosure. Seller and Buyer agree that they shall jointly prepare and promptly, and in no event more than one (1) business day after execution of this Agreement, issue a press release announcing the proposed transaction.

         Section 11.03. Return of Documents.  Upon termination of this Agreement
         -------------  -------------------
without the purchase and assumption transaction contemplated by this Agreement becoming effective, each party (i) shall deliver to the other originals and all copies of all Information made available to such party, and, except as may otherwise be required by law or to protect the interests of either party, (ii) will not retain any copies, extracts or other reproductions in whole or in part of such information, and (iii) will destroy all memoranda, notes and other writings prepared by either party based on the Information.

         Section 11.04. Notices.  Any notice or other  communication shall be in
         -------------  -------
 writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy, electronic mail or any other means, addressed (in any case) as follows:

                  (a)  if to Seller:

                  First Southern Bank
                  102 South Court Street
                  Florence, Alabama  35631
                  Attention:  Rod Schlosser
                  Facsimile:  (256)-718-4296

                  With a copy to:
                  Robert Walker
                  Baker, Donelson, Bearman & Caldwell, P.C.
                  21st Floor
                  165 Madison Avenue
                  Memphis, Tennessee  38103
                  Facsimile:  (901) 577-0785

and

                  (b)  if to Buyer:
                  Bank Independent
                  701 S. Montgomery Ave.
                  Sheffield, Alabama  35660-3899
                  Attention:  E. Fennel Mauldin, Jr., Vice Chairman
                  Facsimile:  (256) 386-5020

                  With copy to:

                  Thomas C. Blank
                  Werner & Blank Co., L.P.A.
                  7205 West Central Ave.
                  Toledo, Ohio  43617
                  Facsimile:  (419) 841-8380

or to such other address as any party may from time to time designate by notice to the others.


         Section 11.05. Expenses.  Except  as  otherwise  specifically  provided
         -------------  --------
herein, Seller and Buyer each shall pay all of their own out-of-pocket expenses incurred in connection with this Agreement, including, without limitation, appraisals, accounting and legal fees, and data processing charges, if any, whether or not the purchase and assumption transaction contemplated by this Agreement is consummated. The cost of the title insurance policy (including the related commitment) or the title opinion described in Section
5.04 hereof, all documentary stamps or similar transfer fees with respect to the Real Property shall be paid by Seller, and recording costs with respect to the Real Property, and all sales taxes (if any) with respect to the Personal Property shall be paid by the Buyer.

         Section 11.06.  Liabilities. In   the  event  that  this  Agreement  is
         -------------   -----------
terminated pursuant to the provisions of Article Eight hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 8.02 hereof on account of a willful breach of any of the representations and warranties set forth herein, or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover its damages from the breaching party.

         Section 11.07. Survival  of Representations, Warranties and Agreements.
         -------------  -------------------------------------------------------
The representations, warranties and agreements contained in this Agreement shall survive the Closing Date, or the earlier termination of this Agreement, for a period of three (3) years.

         Section 11.08. Entire Agreement. This  Agreement constitutes the entire
         -------------  ----------------
agreement between the parties hereto and supersedes any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof. This Agreement supersedes the Confidentiality Agreement between the parties dated January 7, 2002, which Confidentiality Agreement is hereby terminated.

         Section 11.09. Headings and Captions.  The  captions  of  Articles  and
         -------------  ---------------------
Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         Section 11.10. Waiver,  Amendment  or  Modification.  The conditions of
         -------------  ------------------------------------
this Agreement that may be waived may be waived only by written instrument duly executed by the party for which the condition(s) is intended to benefit. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to insist upon performance of the same. This Agreement may not be amended or modified except by a written instrument duly executed by the parties hereto.

         Section 11.11. Rules  of Construction.  Unless  the  context  otherwise
         -------------  ----------------------
requires: (a) a term has the meaning assigned to it; (b) "or" is not exclusive; and (c) words in the singular may include the plural and in the plural include the singular and the male gender shall be intended to include the female gender where appropriate.

         Section 11.12. Counterparts.  This Agreement may  be executed in two or
         -------------  ------------
more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         Section 11.13. Successors and Assigns.  This Agreement shall be binding
         -------------  ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. There shall be no third-party beneficiaries hereof.
         Section 11.14. Governing  Law;  Assignment.  This  Agreement  shall  be
         -------------  ---------------------------
governed by the laws of the State of Alabama and applicable federal laws and regulations. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by either of the parties hereto without the prior written consent of the other, except that Buyer may assign such rights (but shall retain such obligations) to a subsidiary or subsidiaries or a parent company of Buyer, or to a successor of substantially all of its business, without the consent of Seller.

         Section 11.15. Permitted  Exceptions. The  term "Permitted  Exceptions"
         -------------  ---------------------
shall mean, with respect to the Real Property, ad valorem taxes for the current year, prior mineral reservations and conveyances and any other exceptions, restrictions, easements, rights ofway and encumbrances which do not materially and adversely affect the value or present use of the Real Property.

         Section 11.16. Time of Essence.  The parties hereto agree  that time is
         -------------  ---------------
 of the essence with respect to the performance of the obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                            FIRST SOUTHERN BANK


                                            By:
                                                -------------------------
                                            Name:  B. Jack Johnson
                                            Title: President and CEO



                                            BANK INDEPENDENT


                                            By:
                                                --------------------------
                                            Name:  E. Fennel Mauldin,, Jr.
                                            Title: Vice Chairman

                                                                     EXHIBIT 1
                                                                     ---------

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                     BETWEEN

                               FIRST SOUTHERN BANK

                                       AND

                                BANK INDEPENDENT

           ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES AGREEMENT
           ----------------------------------------------------------

         This ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES AGREEMENT is dated this _____ day of _______________, 2002, by and between FIRST SOUTHERN BANK, an Alabama banking corporation ("Seller"), and BANK INDEPENDENT, an Alabama banking corporation ("Buyer"). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of ___________, 2002 (the "Agreement"), which provides for the assignment by Seller of all of its rights and interest in and to certain deposit accounts related to the Seller's offices located at 2727 Mall Drive, Florence, Alabama and 102 Bank Street, Rogersville, Alabama (collectively, the "Branch Offices"), and the assumption by Buyer of such deposit accounts, all as set forth in the Agreement.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Seller and Buyer, Seller hereby assigns, transfers and sets over to Buyer all of Seller's rights and interest in and to, and Buyer does hereby assume all of Seller's liabilities and obligations with respect to, all Deposit Liabilities maintained at the Branch Offices, as shown on the books and records of Seller as of the close of business on the Closing Date, as further specified in the Agreement.

         This Assignment and Assumption of Deposit Liabilities Agreement shall be binding upon and shall inure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

         This Assignment and Assumption of Deposit Liabilities Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Alabama and applicable federal laws and regulations.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Deposit Liabilities Agreement to be executed as of the date first above written.

                                           FIRST SOUTHERN BANK


                                           By:
                                              --------------------------------
                                           Name:  B. Jack Johnson
                                           Title: President and CEO



                                           BANK INDEPENDENT


                                           By:
                                              --------------------------------
                                           Name:  E. Fennel Mauldin, Jr.
                                           Title: Vice Chairman

                                                                    EXHIBIT 2
                                                                    ---------

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                     BETWEEN

                               FIRST SOUTHERN BANK

                                       AND

                                BANK INDEPENDENT

                ASSIGNMENT AND ASSUMPTION OF CONTRACTS AGREEMENT
                ------------------------------------------------

         This ASSIGNMENT AND ASSUMPTION OF CONTRACTS AGREEMENT is dated this _____ day of _______________, 2002, by and between FIRST SOUTHERN BANK, an Alabama banking corporation ("Seller"), and BANK INDEPENDENT, an Alabama banking corporation ("Buyer"). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of __________, 2002 (the "Agreement"), which provides for the assignment by Seller of all of its rights and interest in and to certain contracts and leases related to the Seller's offices located at 2727 Mall Drive, Florence, Alabama and 102 Bank Street, Rogersville, Alabama (collectively, the "Branch Offices"), and the assumption by Buyer of such contract and lease liabilities and obligations, all as set forth in the Agreement.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Seller and Buyer, Seller hereby assigns, transfers and sets over to Buyer all of Seller's rights and interest in and to, and Buyer does hereby assume all of Seller's liabilities and obligations with respect to, the following:

                  All contracts relating to the operation or maintenance of the Branch Offices, as further specified in Schedule E of the Agreement.

         This Assignment and Assumption of Contracts Agreement shall be binding upon and shall inure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

         This Assignment and Assumption of Contracts Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Alabama and applicable federal laws and regulations.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Contracts Agreement to be executed as of the date first above written.

                                                FIRST SOUTHERN BANK


                                                By:
                                                    ----------------------
                                                Name:  B. Jack Johnson
                                                Title: President and CEO



                                                BANK INDEPENDENT


                                                By:
                                                    --------------------------
                                                Name:  E. Fennel Mauldin, Jr.
                                                Title: Vice Chairman

                                                                     EXHIBIT 3
                                                                     ---------

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                     BETWEEN

                               FIRST SOUTHERN BANK

                                       AND

                                BANK INDEPENDENT

                                  BILL OF SALE
                                  ------------

         This BILL OF SALE is dated this       day of                , 2002, by
                                         -----        ---------------
FIRST SOUTHERN BANK, an Alabama banking corporation ("Seller"). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Seller and BANK INDEPENDENT, an Alabama banking corporation ("Buyer"), have entered into a Branch Purchase and Assumption Agreement, dated
as of            , 2002 (the "Agreement"), which provides for the sale by Seller
      -----------
to Buyer of the Personal Property, Loans, Records and Cash on Hand related to the Seller's offices located at 2727 Mall Drive, Florence, Alabama and 102 Bank Street, Rogersville, Alabama (collectively, the "Branch Offices"), all as set forth in the Agreement.

         NOW, THEREFORE, Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, set over, convey and transfer to Buyer all of its right, title and interest in and to the following assets (the "Assets"):

                  (a) The fixtures and improvements located at the Branch Offices as of the close of business on the Closing Date, together with sign structures and all personal property being transferred to Buyer, as more specifically described in the Agreement;

                  (b) All of the Loans attributed to the Branch Office as of the Closing Date, as further described and modified in Section 1.01(d) of the Agreement, a list of such specific Loans to be attached hereto on or before the Adjustment Payment Date;

                  (c)      All of Seller's Records; and

                  (d)      All of Seller's Cash on Hand.

         Seller does hereby covenant and agree to and with Buyer that it (i) is seized of, and has the right to convey to Buyer, such title to the Assets as is provided in the Agreement, (ii) will warrant and defend said title to the Assets in the manner provided in the Agreement, and (iii) shall, from time to time, at the request of Buyer, execute, acknowledge and deliver to Buyer any and all further instruments, documents, endorsements, assignments, information, materials and other papers as may be reasonably required to transfer the Assets to Buyer and to give full force and effect to the full intent and purposes of this Bill of Sale.

         This Bill of Sale, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Alabama and applicable federal laws and regulations.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed as of the date first above written.

                                             FIRST SOUTHERN BANK


                                             By:
                                                -------------------------------
                                             Name:  B. Jack Johnson
                                             Title:    President and CEO

                                                                     EXHIBIT 4
                                                                     ---------

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                     BETWEEN

                               FIRST SOUTHERN BANK

                                       AND

                                BANK INDEPENDENT

          ASSIGNMENT, TRANSFER AND APPOINTMENT OF SUCCESSOR TRUSTEE FOR
          -------------------------------------------------------------
                                  IRA ACCOUNTS
                                  ------------

         This ASSIGNMENT, TRANSFER AND APPOINTMENT OF SUCCESSOR TRUSTEE FOR IRA ACCOUNTS is dated this _____ day of _______________, 2002, by and between FIRST SOUTHERN BANK, an Alabama banking corporation ("Seller"), and BANK INDEPENDENT, an Alabama banking corporation ("Buyer"). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of ___________, 2002 (the "Agreement"), with respect to the Seller's offices located at 2727 Mall Drive, Florence, Alabama and 102 Bank Street, Rogersville, Alabama (collectively, the "Branch Offices"), which provides for the Seller to resign from its position as trustee and custodian with respect to any IRA Account which includes as one or more of its assets a Deposit being transferred to Buyer pursuant to the Agreement, and to designate and appoint Buyer as the successor trustee and custodian with respect to each such IRA Account, all as set forth in the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by Seller and Buyer, the Seller and the Buyer hereby take the following actions:

                  (a) Seller hereby resigns as trustee and custodian with respect to each IRA Account as to which Seller is a trustee or custodian and as to which one or more of the assets included in such IRA Account is a Deposit Liability associated with the Branch Offices being assumed by Buyer, and hereby designates and appoints Buyer as successor trustee and custodian under such IRA Account, a list of such specific IRA Accounts to be attached hereto on or before the Adjustment Payment Date; and

                  (b) Buyer hereby accepts such appointment and assumes and agrees to perform the obligations required to be performed by it as trustee and custodian with respect to each such IRA Account, as further specified in the Agreement.

         This Assignment, Transfer and Appointment of Successor Trustee for IRA Accounts shall be binding upon and shall inure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

         This Assignment, Transfer and Appointment of Successor Trustee for IRA Accounts, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Alabama and applicable federal laws and regulations.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment, Transfer and Appointment of Successor Trustee for IRA Accounts to be executed as of the date first above written.

                                                 FIRST SOUTHERN BANK


                                                 By:
                                                    --------------------------
                                                 Name:  B. Jack Johnson
                                                 Title:    President and CEO


                                                 BANK INDEPENDENT


                                                 By:
                                                    --------------------------
                                                 Name:  E. Fennel Mauldin, Jr.
                                                 Title:    Vice Chairman

                                                                     EXHIBIT 5
                                                                     ---------

                            LIMITED POWER OF ATTORNEY

         THIS LIMITED POWER OF ATTORNEY is dated this       day of
                                                      -----
              , 2002, by FIRST SOUTHERN BANK, an Alabama banking corporation
--------------
("First Southern"), to be effective as of __:__ _.m. on the date hereof.

                              W I T N E S S E T H:

         WHEREAS, First Southern and Bank Independent, an Alabama banking corporation ("Buyer"), entered into a Branch Purchase and Assumption Agreement,
dated as of                , 2002 (the "Agreement"), which provides for the sale
            ---------------
by First Southern to Buyer of certain personal property; and

         WHEREAS, in the Agreement or in a Bill of Sale of even date herewith (the "Bill of Sale"), First Southern has agreed, from time to time, at the request of Buyer, to execute, acknowledge and deliver to Buyer any and all instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to (i) transfer to Buyer certain Assets (as defined in the Bill of Sale) being acquired by Buyer pursuant to the Agreement, including loans and the collateral therefor to the extent of First Southern's interest in such collateral and files relating to such loans, (ii) enable Buyer to bill, collect, service and administer the loans transferred thereby and (iii) give full force and effect to the intent and purposes of the Bill of Sale.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, First Southern hereby appoints and authorizes for a period of two (2) years from the date hereof, the President or any Vice President, or the Secretary or any Assistant Secretary, of Buyer as its attorney-in-fact solely for the purpose of endorsing, and recording, pursuant to the Bill of Sale and/or the Agreement, any and all instruments, documents, endorsements, assignments, information, materials, and any other papers including, but not limited to, certificates of title for vehicles and similar documents (collectively, the "Collateral Instruments"), provided such limited power of attorney is not intended to and does not convey to Buyer any right to endorse or record any Collateral Instruments relating to collateral other than collateral transferred pursuant to the Bill of Sale as described in the preceding paragraph.

                                               FIRST SOUTHERN BANK


                                               By:
                                                  ----------------------------
                                               Name:  B. Jack Johnson
                                               Title:    President and CEO

STATE OF ALABAMA         )
                         )
COUNTY OF                )
          -----------
         I,                          , a Notary Public in and for said county in
            -------------------------
said state, hereby certify that B. Jack Johnson, whose name as President and CEO of First Southern Bank is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this date that, being informed of the contents of the conveyance, he, as such officer and with full authority, executed the same voluntarily for and as the act of said bank. Given under my hand this
                                                                          ------
day of                , 2002.
       ---------------

My Commission Expires:
                                         ---------------------------------------
                                         Notary Public
--------------------
(SEAL)




                                        2